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                                                                      EXHIBIT 21
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                                 Subsidiaries
                                 ------------

    Name                                                State of Incorporation
- ----------------------                                  ----------------------
HDS Network Systems Investments, Inc.                   Delaware
Human Designed Systems Licensing, Inc.                  Delaware
Information Technology Consulting, Inc.                 Delaware

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